Exhibit 10.2

TRADEMARK LICENSE AGREEMENT

THIS TRADEMARK LICENSE AGREEMENT (“Agreement”) is entered into on             , 2015 and is effective as of the Effective Time (as defined in the Separation Agreement (defined below)) by and between Edgewell Personal Care Brands LLC (“Edgewell”) and Wilkinson Sword Gmbh, a [                    ] (“WS” and, together with Edgewell, the “Licensors”) and Energizer Holdings, Inc., a Missouri corporation formerly known as Energizer SpinCo, Inc. (“Energizer”).

WHEREAS, pursuant to that certain Separation and Distribution Agreement by and between Energizer Holdings, Inc., a Missouri corporation, and Energizer, dated as of [                    ] (the “Separation Agreement”), each of the Licensors has agreed to grant to Energizer a royalty-free, non-exclusive license to use the Licensed Trademarks it owns during the Trademark License Term (as such terms are defined below) and subject to the terms, provisions, and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual premises, promises, covenants, and obligations of the parties set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1. Definitions. Capitalized terms used herein without definition shall have the meanings assigned to them in the Separation Agreement. In addition to terms defined elsewhere in this Agreement, the following terms shall have the following meanings for purposes of this Agreement:

(a) “Existing Packaging” means any packaging, including as used for existing inventory and including cartons and other packaging used in shipping, that is included in the EHP Assets and that bears any of the Licensed Trademarks.

(b) “Existing Promotional Materials” means those advertising, marketing, sales, and promotional materials (including interior and exterior signage) in existence as of the Effective Time that bear any of the Licensed Trademarks and are included in the EHP Assets.

(c) “Licensed Trademarks” means those trademarks, service marks, trade names, and logos identified on Exhibit A attached hereto.

2. License to Licensed Trademarks.

(a) License Grant. Subject to the applicable terms and conditions of this Agreement, each of the Licensors hereby grants Energizer (for itself and the beneficial use of Energizer’s Subsidiaries), and Energizer hereby accepts, a worldwide, non-exclusive, irrevocable (except as provided in Section 3 below), non-transferrable (except as provided in Section 4(c) below), royalty-free license to the Licensed Trademarks owned by such Licensor, and the goodwill associated therewith, only for the following purposes and only during the Trademark License Term:

(i) To use the Existing Promotional Materials and to use, make, and have made advertising, marketing, sales, and other promotional materials that are substantially similar to Existing Promotional Materials for advertising, marketing, sales, or promotional purposes that are substantially similar to such purposes for which the Existing Promotional Materials were used or held for use as of the Effective Time;

(ii) To use the Existing Packaging and to use, make, and have made packaging that is substantially similar to Existing Packaging in connection with the sale, offer for sale, advertising, marketing, distribution, and promotion of the existing inventory for which such Existing Packaging was used as of the Effective Time and of products that are substantially similar to those products for which the Existing Packaging was used or held for use as of the Effective Time; and

(iii) To use, as the case may be, the SCHICK or WILKINSON SWORD Licensed Trademark as a component of the name under which it does business; provided, however, that uses of the SCHICK or WILKINSON SWORD Licensed Trademark pursuant to this item (iii) shall be limited to uses in connection with legal documents and other uses for which Energizer is required to use its legal name and nothing in this item (iii) shall be deemed to grant Energizer the right to use or employ the SCHICK or WILKINSON SWORD Licensed Trademark as a trademark or service mark for purposes of selling, offering for sale, advertising, marketing, distribution or promotion of products or services other than as permitted pursuant to item (i) or (ii) above.

(b) Quality Control and Property Rights.

(i) Energizer recognizes that the Licensed Trademarks, including the associated goodwill, have great value to the Licensors. Energizer covenants and agrees that all uses by it of the Licensed Trademarks during the Trademark License Term, including but not limited to all goodwill accrued by, and due to, Energizer’s use of the Licensed Trademarks anywhere, shall inure solely to the benefit of Licensor that owns such Licensed Trademarks.

(ii) Energizer covenants and agrees that it shall use the Licensed Trademarks only: (A) in a manner and form designed to maintain the high quality of the Licensed Trademarks and keeping with the image, reputation and goodwill symbolized by and associated with the Licensed Trademarks as of the Effective Time; (B) in a form and manner that is consistent with the use of the Licensed Trademarks in connection with the EHP Business as of the Effective Time; (C) in a manner and form that protects the Licensors’ ownership interests therein; and (D) in a manner and form that complies with all applicable federal, state, local and foreign laws, rules and regulations.

(iii) In order to ensure that Energizer complies with the quality standards set forth in this Section, each Licensor shall have the right, at any time and from time to time to request upon reasonable notice to Energizer, and Energizer shall provide, full and open access at reasonable times to the facilities at which Energizer manufactures, processes, or warehouses products bearing the Licensed Trademarks owned by such Licensor in order to verify that the quality of products bearing such Licensed Trademarks is consistent with the standards imposed by this Agreement.

(iv) In the event a Licensor determines that any promotional materials or packaging licensed for use under this Agreement bearing any Licensed Trademark it owns, or any products sold or offered for sale in any such packaging or advertised, marketed, or promoted using any such promotional materials fall below such Licensor’s quality standards as set forth in Section 2(b)(ii) above, such Licensor may notify Energizer thereof in writing, providing Energizer with an explanation as to how such promotional materials, packaging, or products fail to conform to such standards and Energizer shall change such promotional materials, packaging, or products to conform thereto within a commercially reasonable time.

(v) Energizer, during the Term of this Agreement, in all public uses of the Licensed Trademarks, where commercially practicable and possible, will use its best efforts to indicate that the Licensed Trademarks are owned by Edgewell or WS, as applicable; provided, however, that Energizer shall have no obligation to modify any Existing Packaging or Existing Promotional Materials, except to the extent necessary to comply with notice obligations under the Separation Agreement.

(vi) Energizer acknowledges, understands and agrees that, it shall not knowingly perform, do, or cause any act to be done, or fail to take any action, during or after the Trademark License Term, or assist any third party in performing, doing and/or causing any act to be done, that Energizer knows or would reasonably expect to be detrimental to, injure or impair in any way or to any degree: (A) any of the Licensed Trademarks; (B) any applications for registration or registrations therefor; (C) the respective goodwill related to any of the Licensed Trademarks; (D) the federal, state or common law and other rights of a Licensor in or to any of the Licensed Trademarks it owns; (E) a Licensor’s right, title, interest, and ownership in and to any of the Licensed Trademarks it owns; or (F) the validity and enforceability of the any of the foregoing.

(vii) All rights in the Licensed Trademarks other than those specifically granted to Energizer pursuant to this Agreement are expressly reserved by Edgewell or WS, as applicable.

3. Term and Termination.

(a) Termination Prior to the Effective Time. This Agreement shall terminate and be of no force and effect if the Separation Agreement terminates prior to the Effective Time. In the event of any termination of this Agreement prior to the Effective Time, no party (or any of its directors or officers) shall have any Liability or further obligation to any other party with respect to this Agreement.

(b) Trademark License Term. If this Agreement does not terminate prior to the Effective Time, then this Agreement shall terminate two (2) years after the Effective Time, unless sooner terminated pursuant to this Section 3 (the “Trademark License Term”).

(c) Termination Upon Breach. Energizer’s license to use a Licensed Trademark shall terminate thirty (30) days after its receipt of written notice from the Licensor that owns such Licensed Trademark of Energizer’s breach of any material term of this Agreement applicable to such Licensed Trademark, unless Energizer cures such breach and notifies such Licensor in writing of such cure during such thirty (30) day period. Energizer’s license to use any other Licensed Trademarks shall survive any such termination of Energizer’s right to use a Licensed Trademark until such license otherwise terminates in accordance with this Agreement. If Energizer’s license to a Licensed Trademark terminates in accordance with this Section 3(c), then upon any such termination, Energizer shall immediately cease any and all use of such Licensed Trademark and, subject to the exceptions set forth in Section 3(g) below, Energizer shall have no further right to use such Licensed Trademark anywhere, in any way, or for any purpose.

(d) Termination for Convenience. Energizer may terminate its license to use any of the Licensed Trademarks at any time, upon thirty (30) days’ prior written notice of such termination to Licensors.

(e) Effect of Termination. Subject to Sections 3(f) and 3(g) below, upon termination of this Agreement or earlier expiration or termination of Energizer’s license to use all of the Licensed Trademarks, Energizer shall cease any and all use of the Licensed Trademarks and Energizer shall have no further right to use the Licensed Trademarks anywhere, in any way, or for any purpose, except as otherwise agreed by the parties. The provisions of Sections 1, 2(b)(vi), 3(f), 3(g), 5, 6 and 7 shall survive any termination or expiration of this Agreement.

(f) Sell-Off Period. If (or to the extent) Energizer’s license to use any Licensed Trademarks terminates pursuant to Section 3(b) upon expiration of the two (2) year period beginning on the Effective Time, then Energizer may continue to distribute, offer to sell, and sell goods (including goods in Existing Packaging) that were in existence as of the Effective Time, included in the EHP Assets and bear any such Licensed Trademark for an additional one (1) year following expiration of the Trademark License Term (or until the earlier Change in Control of Energizer) (the “Sell-Off Period”); provided that all of the provisions of this Agreement applicable to Energizer’s use of any such Licensed Trademarks shall apply during such Sell-Off Period and Energizer’s right to use any such Licensed Trademarks shall be subject to Energizer’s continued compliance with such terms during the Sell-Off Period; and provided further, however, that there shall be no Sell-Off Period if there has been a Change in Control prior to expiration of the two (2) year period beginning on the Effective Time.

(g) Continuing Rights in Licensed Trademarks. Notwithstanding expiration or termination of the Trademark License Term for any reason, Energizer may continue to use the Licensed Trademarks: (i) in connection with making factual and accurate reference in a non-prominent manner that it was formerly affiliated with Edgewell or WS, (ii) in a manner that would constitute “fair use” under applicable law if any unaffiliated third party made such use or would otherwise be legally permissible for any unaffiliated third party without the consent Edgewell or WS, as applicable, (iii) in connection with publicly displaying materials in existence as of the Effective Time and during the Term of the License Agreement that are included in Energizer Assets and that bear any Licensed Trademarks for archival purposes or historical purposes (such as in a museum or museum-like display), (iv) making references in internal historical, corporate, and tax records, or (v) as otherwise provided in the Separation Agreement.

4. Use by Subsidiaries/Assignment.

(a) Same Rights. Any Subsidiary of Energizer shall have the same right to use and exploit the Licensed Trademarks as Energizer. Each such Subsidiary that exercises such right shall be bound by, and shall comply with all of the terms and conditions of, this Agreement as though it were “Energizer”, hereunder, but Energizer, as applicable, shall at all times remain responsible for all use or other exploitation of the Licensed Trademarks, under this Agreement by such Subsidiary.

(b) Change in Subsidiary Status. If at any time a prior Subsidiary of Energizer no longer meets the definition of a Subsidiary of Energizer or should cease to exist, such prior Subsidiary shall cease to have the right to use or exploit such Licensed Trademarks.

(c) Assignment. Energizer shall not assign or otherwise transfer, by operation of law or otherwise, this Agreement or any of its rights under this Agreement to a Third Party without the prior, written consent of Licensors and any such assignment without such prior written consent shall be null and void; provided, however, that that no such consent shall be required for the assignment of Energizer’s rights and obligations under this Agreement if: (a) Energizer (or any of its successors or permitted assigns) (i) shall consolidate with or merge into any other Person and shall not be the continuing or surviving Business Entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and/or Assets to any Person, and (b) in any such case, the resulting, surviving or assignee Person expressly assumes all of the obligations of Energizer (or its successors or permitted assigns, as applicable) under this Agreement. No assignment permitted by this Section 4(c) shall release Energizer from liability for the full performance of its obligations under this Agreement. Each Licensor may freely assign its rights and obligations under this Agreement; provided, however, for the avoidance of doubt, any assignment by a Licensor of its rights in the Licensed Trademarks it owns shall be subject to the license granted to Energizer under this Agreement.

5. Representations and Warranties; Certain Disclaimers; Limitation of Liability.

(a) Corporate Authority; Enforceability. Energizer, on one hand, and Edgewell and WS, on the other hand, each hereby represents and warrants to the other that: (i) it has (or they have) the requisite corporate or other power and authority and has taken (or have taken) all corporate or other action necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby and (ii) this Agreement has been duly executed and delivered by it (or them) and constitutes a valid and binding agreement of it (or them) enforceable in accordance with the terms hereof.

(b) Energizer Acknowledgement. ENERGIZER (ON BEHALF OF ITSELF AND EACH MEMBER OF THE EHP GROUP) ACKNOWLEDGES AND AGREES THAT: (i) NO MEMBER OF THE EPC GROUP IS MAKING IN THIS AGREEMENT (OR ANY OTHER AGREEMENT CONTEMPLATED BY THIS AGREEMENT OR OTHERWISE) ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AS TO THE CONDITION, QUALITY, MERCHANTABILITY OR FITNESS OF, THE FREEDOM FROM ANY SECURITY INTEREST OF, THE VALUE OF, OR OTHERWISE WITH RESPECT TO, ANY LICENSED TRADEMARKS; (ii) ALL LICENSED TRADEMARKS SHALL BE

LICENSED ON AN “AS IS,” “WHERE IS” BASIS; AND (iii) ENERGIZER AND ITS AFFILIATES SHALL BEAR THE ECONOMIC AND LEGAL RISKS THAT ANY LICENSE SHALL PROVE TO BE INSUFFICIENT TO VEST IN IT THE RIGHTS AND LICENSES PURPORTED TO BE GRANTED HEREUNDER.

(c) LIMITATION ON LIABILITY. IN NO EVENT SHALL EDGEWELL, WP, ENERGIZER, OR ANY OTHER MEMBER OF THE EPC GROUP OR EHP GROUP HAVE ANY LIABILITY TO THE OTHER OR TO ANY OTHER MEMBER OF THE EPC GROUP, THE EHP GROUP, OR TO ANY OTHER EPC INDEMNITEE OR EHP INDEMNITEE, AS APPLICABLE, UNDER THIS AGREEMENT, INCLUDING WITHOUT LIMITATION ARISING FROM ENERGIZER’S (OR ANY EHP GROUP MEMBERS’) USE OF LICENSED TRADEMARKS UNDER THIS AGREEMENT, FOR ANY SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES, WHETHER OR NOT CAUSED BY OR RESULTING FROM NEGLIGENCE OR BREACH OF OBLIGATIONS HEREUNDER AND WHETHER OR NOT INFORMED OF THE POSSIBILITY OF THE EXISTENCE OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THE PROVISIONS OF THIS SECTION 5(C) SHALL NOT LIMIT ENERGIZER’S INDEMNIFICATION OBLIGATIONS HEREUNDER WITH RESPECT TO ANY LIABILITY ANY EPC INDEMNIFIED PARTY MAY HAVE TO ANY THIRD PARTY FOR ANY SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES.

6. Indemnification.

(a) By Energizer. Energizer agrees to indemnify, defend and hold harmless the EPC Indemnitees from and against any and all Liabilities arising from or relating to (i) use by Energizer or any of its Subsidiaries or sublicensees of the Licensed Trademarks in breach of this Agreement or (ii) sale, offer for sale, use, distribution, advertising, marketing, or promotion by Energizer or any of its Subsidiaries of any products or services bearing or under any of the Licensed Trademarks. Notwithstanding the foregoing, Energizer shall have no obligation to indemnify, defend or hold harmless the EPC Indemnitees from and against any Liabilities arising from or relating to any claim that Energizer’s use of any Licensed Trademark in a manner permitted under this Agreement infringes, misappropriates, or otherwise violates any third party’s intellectual property rights; provided, however, that in the event of any such claim, Energizer shall use its commercially reasonable best efforts to cease any such allegedly infringing use immediately upon the written request of the Licensor that owns such Licensed Trademark.

(b) Indemnification Procedures. The provisions of the Separation and Distribution Agreement shall govern claims for indemnification under this Agreement; provided that, for purposes of this Section 6(b), in the event of any conflict between the provisions of the Separation and Distribution Agreement and this Section 6, the provisions of this Agreement shall control.

7. Miscellaneous.

(a) Entire Agreement; Coordination with Ancillary Agreements. This Agreement and the Exhibit hereto, together with the documents expressly referenced herein

(including the Separation Agreement), constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of the Separation Agreement or any other Ancillary Agreement, the provisions of this Agreement shall control over the inconsistent provisions of this Agreement as to matters specifically addressed in this Agreement. For the avoidance of doubt, the TMA shall govern all matters (including any indemnities and payments among the parties and each other member of their respective Groups and the allocation of any rights and obligations pursuant to agreements entered into with Third Parties) relating to Taxes or otherwise specifically addressed in the TMA.

(b) Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

(c) Amendment; Waivers. No change or amendment may be made to this Agreement except by an instrument in writing signed on behalf of both of the parties. Either party may, at any time, waive compliance by the other with any of the agreements, covenants or conditions contained herein. Any such waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. No failure or delay on the part of either party in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement contained herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.

(d) Notices. All notices shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile or electronic mail transmission (return receipt requested) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8(d)):

If to Edgewell, to:

Edgewell Personal Care Brands LLC

1350 Timberlake Manor Parkway, Suite 300

Chesterfield, Missouri 63017

Attn: General Counsel

With a copy to: Edgewell Personal Care Company

6 Research Drive

Shelton, Connecticut 06484

Attn: General Counsel

Facsimile: 203-680-9018

Email: manish.shanbhag@edgewell.com

If to WS, to:

Wilkinson Sword Gmbh

Attn:
Facsimile:
Email:

If to Energizer to:

Energizer Holdings, Inc.

533 Maryville University Drive

St. Louis, Missouri 63141

Attn: Emily K. Boss

Facsimile: 314-985-2258

Email: Kelly.boss@energizer.com

Any party may, by notice to the other party, change the address and contact person to which any such notices are to be given.

(e) Counterparts. This Agreement, including the Exhibit hereto, may be executed in multiple counterparts, each of which when executed shall be deemed to be an original but all of which together shall constitute one and the same agreement.

(f) Signatures and Delivery. Each of Edgewell, WS, and Energizer acknowledges that it may execute this Agreement by manual, stamp or mechanical signature, and that delivery of an executed counterpart of a signature page to this Agreement (whether executed by manual, stamp or mechanical signature) by facsimile or by email in portable document format (PDF) shall be effective as delivery of such executed counterpart of this Agreement. Each of Edgewell, WS, and Energizer expressly adopts and confirms a stamp or mechanical signature (regardless of whether delivered in person, by mail, by courier, by facsimile or by email in portable document format (PDF)) made in its respective name as if it were a manual signature delivered in person, agrees that it shall not assert that any such signature or delivery is not adequate to bind it to the same extent as if it were signed manually and delivered in person and agrees that, at the reasonable request of the other party at any time, it shall as promptly as reasonably practicable cause this Agreement to be manually executed (any such execution to be as of the date of the initial date hereof) and delivered in person, by mail or by courier.

(g) Severability. If any provision of this Agreement or the application thereof to any person or circumstance is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement, or the application of such term or provision to persons or circumstances or in jurisdictions other than those as to which it has been determined to be invalid, illegal or unenforceable, and the parties shall use their commercially reasonable efforts to substitute one or more valid, legal and enforceable terms or provisions into this Agreement which, insofar as practicable, implement the purposes and intent of the parties. Any term or provision of this Agreement held invalid or unenforceable only in part, degree or within certain jurisdictions shall remain in full force and effect to the extent not held invalid or unenforceable to the extent consistent with the intent of the parties as reflected by this Agreement. To the extent permitted by applicable law, each party waives any term or provision of law which renders any term or provision of this Agreement to be invalid, illegal or unenforceable in any respect.

(h) Governing Law. This Agreement (and any claims or disputes arising out of or related hereto or to the transactions contemplated hereby or to the inducement of any party to enter herein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall be governed by and construed and interpreted in accordance with the laws of the State of Missouri irrespective of the choice of laws principles of the State of Missouri, including all matters of validity, construction, effect, enforceability, performance and remedies.

(i) Dispute Resolution. In the event of any controversy, dispute or claim (a “Dispute”) arising out of or relating to any party’s rights or obligations under this Agreement (whether arising in contract, tort or otherwise) shall be resolved in accordance with the dispute resolution process in the Separation Agreement, which shall be the sole and exclusive procedures for the resolution of any such Dispute unless otherwise specified herein or in the Separation Agreement.

(j) Independent Contractors. The parties each acknowledge that they are separate entities, each of which has entered into this Agreement for independent business reasons. The relationships of the parties hereunder are those of independent contractors and nothing contained herein shall be deemed to create a joint venture, partnership or any other relationship.

(k) Interpretation. In this Agreement, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires; (ii) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Exhibits hereto) and not to any particular provision of this Agreement; (iii) the word “including” and words of similar import when used in this Agreement means “including, without limitation,”; and (iv) all definitions set forth herein will be deemed applicable whether the words defined are used herein in the singular or the plural.

(l) Further Assurances. Each party hereto shall take, or cause to be taken, any and all reasonable actions, including the execution, acknowledgment, filing and delivery of any and all documents and instruments that any other party hereto may reasonably request in order to effect the intent and purpose of this Agreement and the transactions contemplated hereby.

(m) Mutual Drafting. This Agreement shall be deemed to be the joint work product of the parties and any rule of construction that a document shall be interpreted or construed against a drafter of such document shall not be applicable.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.

Edgewell Personal Care Brands LLC

By:
Name:
Title:

Wilkinson Sword Gmbh

By:
Name:
Title:

Energizer Holdings, Inc.

By:
Name:
Title: